Company registration number 10198821 (England and Wales) BEAT CAPITAL PARTNERS LIMITED ANNUAL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2023

BEAT CAPITAL PARTNERS LIMITED COMPANY INFORMATION Directors M Cannan J P Cavanagh J Consolino E Lieskovska A J T Milligan M Popoli P M Rayner B Schnitzer Secretaries K Baker H Marsden S Naher Company number 10198821 Registered office 5th Floor 6 Bevis Marks London EC3A 7BA Auditor Ernst & Young LLP 25 Churchill Place Canary Wharf London E14 5EY Bankers Barclays Bank PLC One Churchill Place London E14 5HP Solicitors RPC Tower Bridge House St Katharine's Way London E1W 1AA

BEAT CAPITAL PARTNERS LIMITED CONTENTS Page Strategic report 1 - 3 Directors' report 4 Directors' responsibilities statement 5 Independent auditor's report 6 - 7 Income statement 8 Group statement of financial position 9 - 10 Company statement of financial position 11 Group statement of changes in equity 12 Company statement of changes in equity 13 Group statement of cash flows 14 Notes to the financial statements 15 - 40

BEAT CAPITAL PARTNERS LIMITED - 1 - STRATEGIC REPORT FOR THE YEAR ENDED 31 DECEMBER 2023 The directors present the strategic report for the year ended 31 December 2023. Principal activities Beat Capital Partners Limited is the ultimate holding company of the Beat group (the Group). The Group’s principal activity is to establish and operate insurance and reinsurance businesses. Businesses to date have comprised managing general agents, service companies or insurance intermediaries. The Company provides its subsidiaries start-up capital, operational infrastructure, governance framework and access to a controlled environment to underwrite. The Group also includes a service company, Beat Services Limited, which provides operational support to Group companies, and Beat Syndicate Services Limited, which provides services to the Lloyd’s managing agent of Syndicate 4242 (the Syndicate) and Special Purpose Arrangement 1416. The Group no longer participates on any Lloyd's Syndicate as a corporate member. That part of the Group ceased participating at 31 December 2022 and has been run off prior to release of Funds at Lloyd's. Business Review The principal financial drivers of the Group’s net result are the commission revenues generated by the Group’s insurance businesses and the associated Group expenses. The Group has started two new businesses, which will start underwriting credit insurance and accident & health insurance in 2024. Alongside the build out of these businesses' infrastructure the Group has invested heavily in people and systems. In the US, the Group has continued to build out its presence, also investing in people and infrastructure to support the US businesses and growth opportunities. The Group has discontinued operations relating to four areas, transactions relating to Beat CCM Nine Limited, Peterborough Agency Limited, the sale of Corvus Agency Limited (previously Tarian Underwriting Limited) and Macarto Marine Insurance Services LLC. The key performance indicators for the group relate to continuing operations on the following metrics. Group revenues, excluding the Syndicate Participations, were £46,520k (2022: £40,385k). This was made up of group commission revenues and other group income primarily relating to services provided to the Syndicate. The Continuing Operations group profit before taxation amounted to £14,461k (2022: £9,359k) for the financial year to 31 December 2023 and the Company profit before taxation amounted to £9,337k (2022: loss of £331k) for the financial year to 31 December 2023. Net assets of the group are £21,091k (2022: £22,586k). Capital and dividends There has been an increase of £23 (2022: £12) to share capital during 2023. A dividend of £8,000k was paid during year (2022: £10,000k). Going Concern The Company has adequate resource to continue trading for the foreseeable future and the Directors intend for it to do so. The Directors continue to adopt the going concern basis in preparing the consolidated group financial statements. The Group's business activities, together with the factors likely to affect its future development, its financial position, financial risk management objectives, details of its investment activities, and its credit and liquidity risk are described in this Strategic Report. The Strategic Report summarises the Group's activities, its financial performance and financial position together with any factors likely to affect its future development. In addition, the Strategic report discusses the principal risks and uncertainties it faces. The Board has followed the UK Financial Reporting Council’s “Going Concern Basis of Accounting and Reporting on Solvency and Liquidity Risks (April 2016)” when performing their going concern assessment. To this end, the Board has undertaken a review of solvency, liquidity and cash flow projections under normal and stressed conditions. As a result of this review the directors believe the Group has adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the financial statements.

BEAT CAPITAL PARTNERS LIMITED STRATEGIC REPORT (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 2 - Principal risks and uncertainties The Company faces the risk that its subsidiary investments become impaired or that it is unable to recover the value of its investments. The Company carries out annual reviews of the recoverability of investment balances and the Directors are satisfied that the carrying values of subsidiary investments held by the Company at the reporting date are appropriate and recoverable. Regulatory and Compliance risk The Group consists of certain regulated entities, predominantly under the Appointed Representatives (AR) regime, that are required to comply with the requirements of the Prudential Regulation Authority, Financial Conduct Authority as well as Lloyd’s of London, the Bermuda Monetary Authority and certain authorities of the United States of America. These requirements can fluctuate from one year to the next, which may constrain the activities of the Group. Regulatory risk is the risk of loss owing to a breach of regulatory requirements or failure to respond to regulatory change. The Group mitigates the risk of such breach by monitoring for continued compliance of relevant regulatory requirements. Insurance risk The Group no longer directly participates on Syndicates, as a result there is little or no risk of loss from insurance risk. Credit risk Credit risk is the risk for potential loss due to the failure of a counterparty to meet its contractual obligation to repay a debt. The Company mitigates the risk of exposure to these risks through robust selection and monitoring processes. Market risk Market risk exposure impacting the Group relates to fluctuations in exchange rates, interest rates and inflation. The Group is exposed to foreign exchange movements as fee income is received in transactional currency and converted to the functional currency. The Group’s policy is use forward foreign exchange contracts to manage this risk. Inflation has decreased over the year as monetary and fiscal policy as well as falling energy prices impact the economy/ Inflation continues to significantly impact the insurance market. The principal exposure would be to expenses, fees and profit commissions. Exposure to changes in interest rates comes from the Company’s investment portfolio. The Group seeks to maximise its return whilst not causing significant investment risk. There are heightened geo-political tensions and events across the world that impact market risk. The Directors do not consider these factors to significantly impact the Group at this stage. Liquidity risk Liquidity risk represents risks that sufficient financial resources are not maintained to meet liabilities as they fall due. The Company has available a £4,000k overdraft facility with Barclays to help satisfy group liabilities and help with cash flows. The Company also has available a £6,000k loan facility with BCC Buffalo Bidco Limited, a Jersey registered company, who is a shareholder. The loan is available to help satisfy group liabilities and help with cash flows. Operational risk Operational risk refers to the risk of loss resulting from inadequate or failed internal processes, people or systems, or from external events. Operational risk is inherent in all other risk headings above and is mitigated and managed through the exercise of the management controls and the actions described above.

BEAT CAPITAL PARTNERS LIMITED STRATEGIC REPORT (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 3 - Future developments The directors of the Company intend for the Company to continue operating as a holding company.. The Group has continued to establish a presence in the United States of America to further develop and establish insurance businesses in 2024. The final open year of the Syndicate Participation was closed as of 31 December 2022. The Group does not have any participations as a member of Lloyd’s in 2023. Environmental, Social and Governance The Group and Company aims to create a positive impact for its stakeholders and the wider community, acting as a responsible business and providing a diverse and inclusive workplace for its employees. This includes a working approach that aims to preserve our environment as well as a robust set of policies and processes that govern the way the business is run. On behalf of the board J P Cavanagh Director 2 August 2024

BEAT CAPITAL PARTNERS LIMITED - 4 - DIRECTORS' REPORT FOR THE YEAR ENDED 31 DECEMBER 2023 The directors present their annual report and financial statements for the year ended 31 December 2023. Results and dividends The results for the year are set out on page 8. Interim dividends were paid amounting to £8,000,000 (2022 :£10,000,000). The directors do not recommend payment of a further dividend. Directors The directors who held office during the year and up to the date of signature of the financial statements were as follows: M Cannan J P Cavanagh J Consolino E Lieskovska A J T Milligan M Popoli P M Rayner B Schnitzer Statement of disclosure to auditor So far as each person who was a director at the date of approving this report is aware, there is no relevant audit information of which the auditor of the company is unaware. Additionally, the directors individually have taken all the necessary steps that they ought to have taken as directors in order to make themselves aware of all relevant audit information and to establish that the auditor of the company is aware of that information. On behalf of the board J P Cavanagh Director 2 August 2024

BEAT CAPITAL PARTNERS LIMITED - 5 - DIRECTORS' RESPONSIBILITIES STATEMENT FOR THE YEAR ENDED 31 DECEMBER 2023 The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable law and regulations. Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the group and company, and of the profit or loss of the group for that period. In preparing these financial statements, the directors are required to: • select suitable accounting policies and then apply them consistently; • make judgements and accounting estimates that are reasonable and prudent; • state whether applicable UK Accounting Standards have been followed, subject to any material departures disclosed and explained in the financial statements; • prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business. The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the group’s and company’s transactions and disclose with reasonable accuracy at any time the financial position of the group and company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the group and company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

BEAT CAPITAL PARTNERS LIMITED - 6 - INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF BEAT CAPITAL PARTNERS LIMITED Opinion on the Financial Statements We have audited the consolidated financial statements of Beat Capital Partners Limited (the Company), which comprise the consolidated statements of financial position as of December 31, 2023 and 2022, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with United Kingdom Accounting Standards, including Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (United Kingdom Generally Accepted Accounting Practice). Basis for opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Emphasis of Matter As discussed in Note 26 to the financial statements, the Company prepares its financial statements in accordance with United Kingdom Accounting Standards including, Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter. Responsibilities of Management and Those Charged With Governance for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with United Kingdom Accounting Standards, including Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

BEAT CAPITAL PARTNERS LIMITED INDEPENDENT AUDITOR'S REPORT (CONTINUED) TO THE MEMBERS OF BEAT CAPITAL PARTNERS LIMITED - 7 - In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. /s/ Ernst & Young LLP London, United Kingdom 2 August 2024

BEAT CAPITAL PARTNERS LIMITED CONSOLIDATED GROUP STATEMENT OF COMPREHENSIVE INCOME FOR THE YEAR ENDED 31 DECEMBER 2023 Continuing Discontinued 31 December Continuing Discontinued 31 December operations operations 2023 operations operations 2022 Notes £'000 £'000 £'000 £'000 £'000 £'000 Turnover 3 46,195 325 46,520 40,385 49 40,434 Administrative expenses (31,720) (1,297) (33,017) (30,242) (12) (30,254) Operating profit/(loss) 4 14,475 (972) 13,503 10,143 37 10,180 Interest receivable and similar income 8 990 14 1,004 18 - 18 Interest payable and similar expenses 9 (245) - (245) - - - Exchange (losses)/gains (759) (6) (765) (802) 10 (792) Profit/(loss) on disposal of operations - (168) (168) - (1,888) (1,888) Profit/(loss) before taxation 14,461 (1,132) 13,329 9,359 (1,841) 7,518 Tax on profit 10 (4,278) (22) (4,300) (2,627) - (2,627) Profit after taxation 10,183 (1,154) 9,029 6,732 (1,841) 4,891 Other comprehensive income 554 - 554 - - - Total comprehensive income for the year 10,737 (1,154) 9,583 6,732 (1,841) 4,891 Profit for the financial year is attributable to: - Owners of the parent company 5,480 2,588 - Non-controlling interests 4,103 2,303 9,583 4,891 - 8 -

BEAT CAPITAL PARTNERS LIMITED - 9 - CONSOLIDATED GROUP STATEMENT OF FINANCIAL POSITION AS AT 31 DECEMBER 2023 Notes 2023 £'000 £'000 2022 £'000 £'000 Fixed assets Intangible assets 12 2,565 - Tangible assets 13 169 210 Investments 14 75 75 2,809 285 Current assets Debtors 16 519 6,234 Prepayments and accrued income 16 31,549 23,378 Investments 177 1,046 Cash and cash equivalents 33,803 40,054 66,048 70,712 Creditors: amounts falling due within one year 17 Taxation and social security 1,434 375 Other creditors 5,250 9,501 Deferred income 19 37,602 34,739 Accruals 3,501 3,879 47,787 48,494 Net current assets 18,261 22,218 Total assets less current liabilities 21,070 22,503 Provisions Deferred tax (asset)/liability 18 (21) (84) 21 84 Net assets 21,091 22,587 Capital and reserves Called up share capital 21 2 2 Share premium account 1,245 1,223 Profit and loss reserves 16,244 18,514 Equity attributable to owners of the parent company 17,491 19,739 Non-controlling interests 3,600 2,848 21,091 22,587

BEAT CAPITAL PARTNERS LIMITED - 10 - CONSOLIDATED GROUP STATEMENT OF FINANCIAL POSITION (CONTINUED) AS AT 31 DECEMBER 2023 The financial statements were approved by the board of directors and authorised for issue on 2 August 2024 and are signed on its behalf by: A J T Milligan Director Company registration number 10198821 (England and Wales)

BEAT CAPITAL PARTNERS LIMITED - 11 - COMPANY STATEMENT OF FINANCIAL POSITION AS AT 31 DECEMBER 2023 2023 2022 Notes £'000 £'000 £'000 £'000 Fixed assets Investments 14 511 344 Current assets Debtors 16 11,550 11,733 Cash at bank and in hand 3,116 1,711 14,666 13,444 Creditors: amounts falling due within one year 17 (977) (814) Net current assets 13,689 12,630 Net assets 14,200 12,974 Capital and reserves Called up share capital 21 2 2 Share premium account 1,245 1,220 Profit and loss reserves 12,953 11,752 Total equity 14,200 12,974 As permitted by s408 Companies Act 2006, the company has not presented its own profit and loss account and related notes. The company’s profit for the year was £9,404,804 (2022 - £402,871 loss). The financial statements were approved by the board of directors and authorised for issue on 2 August 2024 and are signed on its behalf by: A J T Milligan Director Company registration number 10198821 (England and Wales)

BEAT CAPITAL PARTNERS LIMITED CONSOLIDATED GROUP STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED 31 DECEMBER 2023 Share capital Share Profit and loss Total Non- Total premium account reserves controlling interest controlling interest Notes £'000 £'000 £'000 £'000 £'000 £'000 Balance at 1 January 2022 2 1,216 25,747 26,965 2,291 29,256 Year ended 31 December 2022: Profit for the year - - 2,588 2,588 2,303 4,891 Issue of share capital 21 - 7 7 205 212 Dividends 11 - - (10,000) (10,000) (673) (10,673) Effect of changes in non-controlling interests in existing subsidiaries - - 180 180 (180) - Subsidiary share buyback - - - - (1,099) (1,099) Balance at 31 December 2022 2 1,223 18,515 19,739 2,848 22,587 Year ended 31 December 2023: Profit for the year - - 5,480 5,480 4,103 9,583 Dividends 11 - - (8,000) (8,000) (3,025) (11,025) Effect of changes in non-controlling interests in existing subsidiaries 250 250 (250) - Issue of share capital - 22 - 22 (70) (48) Balance at 31 December 2023 2 1,245 16,244 17,491 3,600 21,091 - 12 -

BEAT CAPITAL PARTNERS LIMITED - 13 - COMPANY STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED 31 DECEMBER 2023 Share capital Share Profit and loss Total premium account reserves Notes £'000 £'000 £'000 £'000 Balance at 1 January 2022 2 1,216 22,151 23,369 Year ended 31 December 2022: Loss and total comprehensive income for the year - - (402) (402) Issue of share capital 21 - 7 - 7 Dividends 11 - - (10,000) (10,000) Balance at 31 December 2022 2 1,223 11,749 12,974 Year ended 31 December 2023: Profit and total comprehensive income for the year - - 9,201 9,201 Issue of share capital 21 - 22 - 22 Dividends 11 - - (8,000) (8,000) Balance at 31 December 2023 2 1,245 12,950 14,197

BEAT CAPITAL PARTNERS LIMITED - 14 - CONSOLIDATED GROUP STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER 2023 Notes 2023 £'000 £'000 2022 £'000 £'000 Cash flows from operating activities Cash (absorbed by)/generated from operations 24 (1,832) 18,815 Investing activities Purchase of intangible assets (2,820) - Purchase of tangible fixed assets (58) (270) Interest received 902 - Dividends received 9,568 1,258 Investment return (646) (1,456) Net cash generated from/(used in) investing activities 6,946 (468) Financing activities Proceeds from issue of shares 22 7 Interest paid (243) - Dividends paid to equity shareholders (8,000) (10,000) Dividends paid to non-controlling interests (3,026) (674) Net cash used in financing activities (11,247) (10,667) Net (decrease)/increase in cash and cash equivalents (6,133) 7,680 Cash and cash equivalents at beginning of year 40,054 33,149 Effect of foreign exchange rates (118) (775) Cash and cash equivalents at end of year 33,803 40,054

BEAT CAPITAL PARTNERS LIMITED - 15 - NOTES TO THE GROUP FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2023 1 Accounting policies Company information Beat Capital Partners Limited (“the company”) is a private limited company domiciled and incorporated in England and Wales. The registered office is 5th Floor 6 Bevis Marks, London, EC3A 7BA. The group consists of Beat Capital Partners Limited and all of its subsidiaries. 1.1 Basis of preparation These financial statements have been prepared in accordance with FRS 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland” (“FRS 102”) and the requirements of the Companies Act 2006. The 2022 financial statements were prepared in accordance with FRS103 Insurance Contracts and the requirements of the Companies Act 2006. The financial statements are prepared in sterling, which is the functional currency of the Company and Group. Monetary amounts in these financial statements are rounded to the nearest £'000. The Group financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below. The company is a qualifying entity for the purposes of FRS 102, being a member of a group where the parent of that group prepares publicly available consolidated financial statements, including this company, which are intended to give a true and fair view of the assets, liabilities, financial position and profit or loss of the group. The company has therefore taken advantage of exemptions from the following disclosure requirements for parent company information presented within the consolidated financial statements: • Section 7 ‘Statement of Cash Flows’: Presentation of a statement of cash flow and related notes and disclosures; • Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instrument Issues: Interest income/ expense and net gains/losses for financial instruments not measured at fair value; basis of determining fair values; details of collateral, loan defaults or breaches, details of hedges, hedging fair value changes recognised in profit or loss and in other comprehensive income; • Section 33 ‘Related Party Disclosures’: Compensation for key management personnel. 1.2 Basis of consolidation The consolidated group financial statements consist of the financial statements of the parent company Beat Capital Partners Limited together with all entities controlled by the parent company (its subsidiaries) and the group’s share of its interests in joint ventures and associates. All financial statements are made up to 31 December 2023. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by other members of the group. All intra-group transactions, balances and unrealised gains on transactions between group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Subsidiaries are consolidated in the group’s financial statements from the date that control commences until the date that control ceases.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 16 - 1 Accounting policies (Continued) Entities in which the group holds an interest and which are jointly controlled by the group and one or more other venturers under a contractual arrangement are treated as joint ventures. Entities other than subsidiary undertakings or joint ventures, in which the group has a participating interest and over whose operating and financial policies the group exercises a significant influence, are treated as associates. Investments in joint ventures and associates are carried in the group statement of financial position at cost plus post- acquisition changes in the group’s share of the net assets of the entity, less any impairment in value. The carrying values of investments in joint ventures and associates include acquired goodwill. If the group’s share of losses in a joint venture or associate equals or exceeds its investment in the joint venture or associate, the group does not recognise further losses unless it has incurred obligations to do so or has made payments on behalf of the joint venture or associate. Unrealised gains arising from transactions with joint ventures and associates are eliminated to the extent of the group’s interest in the entity. 1.3 Going concern At the time of approving the financial statements, the directors have a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements. The Company and the Group have adequate resource to continue trading for the foreseeable future and the directors intend for it to do so. The Company has a bank overdraft facility of up to £4m to support liquidity, a new facility with its shareholder of £6m to further support working capital and future investment. There has been no loan covenant breaches. Accordingly, the directors continue to adopt the going concern basis for accounting in preparing the Group Financial Statements. 1.4 Revenue Revenue of the Group represents commissions and profit commissions payable to the Group. Commissions are recognised based on premiums written on behalf of Lloyd’s syndicates at the inception date of the policy. Insurance and reinsurance treaties that are losses occurring during the policy period are recognised at policy inception date, reinsurance treaties that are risks attaching during the policy period are recognised over the course of the policy. For commissions on delegated authority business an estimate of the commission amount receivable up to the balance sheet date but not yet notified is used. Profit commission is recognised at 36 months development from the start of the accounting period it relates to as there is sufficient certainty from the Lloyd’s syndicates and/or US insurance company on the amounts being settled, in line with the profit commission calculation terms. 1.5 Intangible fixed assets other than goodwill Intangible assets acquired separately from a business are recognised at cost and are subsequently measured at cost less accumulated amortisation and accumulated impairment losses. Intangible assets acquired on business combinations are recognised separately from goodwill at the acquisition date where it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity and the fair value of the asset can be measured reliably; the intangible asset arises from contractual or other legal rights; and the intangible asset is separable from the entity. Amortisation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases: Software 20% straight line over 5 years

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 17 - 1 Accounting policies (Continued) 1.6 Tangible fixed assets Tangible fixed assets are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses. Depreciation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases: Plant and equipment 33.33% straight line over 3 years Fixtures and fittings 33.33% straight line over 3 years The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is recognised in the income statement. 1.7 Fixed asset investments Equity investments are measured at fair value through profit or loss, except for those equity investments that are not publicly traded and whose fair value cannot otherwise be measured reliably, which are recognised at cost less impairment until a reliable measure of fair value becomes available. In the parent company financial statements, investments in subsidiaries, associates and jointly controlled entities are initially measured at cost and subsequently measured at cost less any accumulated impairment losses. A subsidiary is an entity controlled by the group. Control is the power to govern the financial and operating policies of the entity so as to obtain benefits from its activities. An associate is an entity, being neither a subsidiary nor a joint venture, in which the company holds a long-term interest and where the company has significant influence. The group considers that it has significant influence where it has the power to participate in the financial and operating decisions of the associate. Investments in associates are initially recognised at the transaction price (including transaction costs) and are subsequently adjusted to reflect the group’s share of the profit or loss, other comprehensive income and equity of the associate using the equity method. Any difference between the cost of acquisition and the share of the fair value of the net identifiable assets of the associate on acquisition is recognised as goodwill. Any unamortised balance of goodwill is included in the carrying value of the investment in associates. Losses in excess of the carrying amount of an investment in an associate are recorded as a provision only when the company has incurred legal or constructive obligations or has made payments on behalf of the associate. In the parent company financial statements, investments in associates are accounted for at cost less impairment. Entities in which the group has a long term interest and shares control under a contractual arrangement are classified as jointly controlled entities. 1.8 Impairment of fixed assets At each reporting period end date, the group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs. The carrying amount of the investments accounted for using the equity method is tested for impairment as a single asset. Any goodwill included in the carrying amount of the investment is not tested separately for impairment.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 18 - 1 Accounting policies (Continued) Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease. Recognised impairment losses are reversed if, and only if, the reasons for the impairment loss have ceased to apply. Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash- generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase. 1.9 Cash and cash equivalents Cash and cash equivalents are basic financial assets and include cash in hand, deposits held at call with banks, other short-term liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities. 1.10 Financial instruments The group has elected to apply the provisions of Section 11 ‘Basic Financial Instruments’ and Section 12 ‘Other Financial Instruments Issues’ of FRS 102 to all of its financial instruments. Financial instruments are recognised in the group's statement of financial position when the group becomes party to the contractual provisions of the instrument. Financial assets and liabilities are offset and the net amounts presented in the financial statements when there is a legally enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously. Basic financial assets Basic financial assets, which include debtors and cash and bank balances, are initially measured at transaction price including transaction costs and are subsequently carried at amortised cost using the effective interest method unless the arrangement constitutes a financing transaction, where the transaction is measured at the present value of the future receipts discounted at a market rate of interest. Financial assets classified as receivable within one year are not amortised. Other financial assets Other financial assets, including investments in equity instruments which are not subsidiaries, associates or joint ventures, are initially measured at fair value, which is normally the transaction price. Such assets are subsequently carried at fair value and the changes in fair value are recognised in profit or loss, except that investments in equity instruments that are not publicly traded and whose fair values cannot be measured reliably are measured at cost less impairment.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 19 - 1 Accounting policies (Continued) Impairment of financial assets Financial assets, other than those held at fair value through profit and loss, are assessed for indicators of impairment at each reporting end date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows have been affected. If an asset is impaired, the impairment loss is the difference between the carrying amount and the present value of the estimated cash flows discounted at the asset’s original effective interest rate. The impairment loss is recognised in profit or loss. If there is a decrease in the impairment loss arising from an event occurring after the impairment was recognised, the impairment is reversed. The reversal is such that the current carrying amount does not exceed what the carrying amount would have been, had the impairment not previously been recognised. The impairment reversal is recognised in profit or loss. Derecognition of financial assets Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire or are settled, or when the group transfers the financial asset and substantially all the risks and rewards of ownership to another entity, or if some significant risks and rewards of ownership are retained but control of the asset has transferred to another party that is able to sell the asset in its entirety to an unrelated third party. Classification of financial liabilities Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the group after deducting all of its liabilities. Basic financial liabilities Basic financial liabilities, including creditors, bank loans, loans from fellow group companies and preference shares that are classified as debt, are initially recognised at transaction price unless the arrangement constitutes a financing transaction, where the debt instrument is measured at the present value of the future payments discounted at a market rate of interest. Financial liabilities classified as payable within one year are not amortised. Debt instruments are subsequently carried at amortised cost, using the effective interest rate method. Trade creditors are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Amounts payable are classified as current liabilities as payment is due within one year or less. Other financial liabilities Derivatives, including interest rate swaps and forward foreign exchange contracts, are not basic financial instruments. Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently re- measured at their fair value. Changes in the fair value of derivatives are recognised in profit or loss in finance costs or finance income as appropriate, unless hedge accounting is applied and the hedge is a cash flow hedge. Debt instruments that do not meet the conditions in FRS 102 paragraph 11.9 are subsequently measured at fair value through profit or loss. Debt instruments may be designated as being measured at fair value through profit or loss to eliminate or reduce an accounting mismatch or if the instruments are measured and their performance evaluated on a fair value basis in accordance with a documented risk management or investment strategy. Derecognition of financial liabilities Financial liabilities are derecognised when the group's contractual obligations expire or are discharged or cancelled.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 20 - 1 Accounting policies (Continued) 1.11 Equity instruments Equity instruments issued by the group are recorded at the proceeds received, net of transaction costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the group. 1.12 Taxation The tax expense represents the sum of the tax currently payable and deferred tax. Current tax The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting end date. Deferred tax Deferred tax liabilities are generally recognised for all timing differences and deferred tax assets are recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Such assets and liabilities are not recognised if the timing difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit. The carrying amount of deferred tax assets is reviewed at each reporting end date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset if, and only if, there is a legally enforceable right to offset current tax assets and liabilities and the deferred tax assets and liabilities relate to taxes levied by the same tax authority. 1.13 Employee benefits The costs of short-term employee benefits are recognised as a liability and an expense, unless those costs are required to be recognised as part of the cost of stock or fixed assets. Termination benefits are recognised immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits. 1.14 Retirement benefits Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due. 1.15 Leases Rentals payable under operating leases, including any lease incentives received, are charged to profit or loss on a straight line basis over the term of the relevant lease except where another more systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. 1.16 Foreign exchange Transactions in foreign currencies are initially recorded in the entity’s functional currency by applying the spot exchange rate ruling at the date of the transaction or average annual rate. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 21 - 1 Accounting policies (Continued) 1.17 Discontinued operations The group classifies operations as discontinued when a sale transaction has been agreed for that operation and is a separate major line of business. The results arising from discontinued operations are included in the consolidated statement of profit or loss and the split of discontinued operations from continuing operations is shown in the consolidated statement of profit or loss. All other notes to the financial statements include amounts for continuing operations unless indicated otherwise. 1.18 Investments Investments consist of the Group’s share of the Syndicate’s shares, derivatives and other variable yield securities and debt and other fixed income securities. It also includes money market funds. 1.19 Fair Value Measurements of Financial Assets and Liabilities The Group follows the recognition and measurement requirements of FRS 102 section 11 Basic Financial Instruments and section 12 Other Financial Instruments. All the Group's financial assets and liabilities are basic financial instruments. The Group measures its investments at fair value through profit or loss using valuation techniques that maximise the use of observable market data and minimise the use of unobservable market data. The Group determines fair value based on assumptions that market participants would use in pricing an investment in the principal or most advantageous market. When considering market participant assumptions in its fair value measurements, the Group uses the fair value hierarchy below to classify its investments. • Level 1 – The unadjusted quoted price in an active market for identical assets or liabilities that the entity can access at the measurement date. • Level 2 – Inputs other than quoted prices included within Level 1 that are observable (i.e. developed using market data) for the asset or liability, either directly or indirectly. • Level 3 – Inputs are unobservable (i.e. for which market data is unavailable) for the asset or liability. Where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the Group bases the entire fair value measurement on the lowest level input that is significant to the entire measurement. The Group recognises transfers between levels of the fair value hierarchy when events or changes in circumstances causing the transfer to occur. The Group carries all its other financial assets and liabilities at cost.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 22 - 2 Judgements and key sources of estimation uncertainty In the application of the group’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised where the revision affects only that period, or in the period of the revision and future periods where the revision affects both current and future periods. Critical judgements The following judgements (apart from those involving estimates) have had the most significant effect on amounts recognised in the financial statements. Profit commission The Group provides for profit commission receivable based on the financial performance of the related lines of business. The Group re-assesses the amount of profit commission receivable, on all underwriting years of account that have been open during the financial period, at each balance sheet date. 3 Revenue Turnover analysed by class of business 2023 £'000 2022 £'000 Profit commission 2,052 1,144 Commissions receivable 37,745 34,486 Other income 6,723 4,804 46,520 40,434 4 Operating profit 2023 2022 Operating profit for the year is stated after charging: £'000 £'000 Exchange losses 765 1,013 Depreciation of owned tangible fixed assets 100 60 Loss on disposal of tangible fixed assets 168 1,888 Amortisation of intangible assets 255 - Premises costs 997 800

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 23 - 5 Auditor's remuneration Fees payable to the company's auditor and associates: 2023 £'000 2022 £'000 For audit services Audit of the financial statements of the group and company 49 35 Audit of the financial statements of the company's subsidiaries 328 270 377 305 6 Employees The average monthly number of persons (including directors) employed by the group and company during the year was: Group 2023 Number 2022 Number Company 2023 Number 2022 Number Underwriting and claims 67 63 - - Management 27 18 - - Administration and Finance 47 17 - - Total 141 98 - - Their aggregate remuneration comprised: Group Company 2023 £'000 2022 £'000 2023 £'000 2022 £'000 Wages and salaries 20,163 15,280 - - Social security costs 2,074 2,104 - - Pension costs 1,367 999 - - 23,604 18,383 - - 7 Directors' remuneration 2023 2022 £'000 £'000 Remuneration for qualifying services 1,097 1,122 Company pension contributions to defined contribution schemes 9 4 1,106 1,126

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 24 - 7 Directors' remuneration (Continued) Remuneration disclosed above includes the following amounts paid to the highest paid director: 2023 2022 £'000 £'000 Remuneration for qualifying services 401 442 No advances or credits were granted by the Company to any of its directors during the period. Company pension contributions to personal pension plans have been made to 1 director (2022: 1 director). Director emoluments are recognised in accordance with those emoluments paid to the directors specifically accrued in respect to services to the Group. The emoluments for the directors recognised within the accounts of the Company and its Group companies are equal to the total emoluments paid to the directors by those companies. 8 Interest receivable and similar income Interest income 2023 2022 £'000 £'000 Interest on bank deposits 1,004 18 Total income 1,004 18 9 Interest payable and similar expenses 2023 2022 £'000 £'000 Interest on bank overdrafts and loans 244 - 10 Taxation Current tax 2023 2022 £'000 £'000 UK corporation tax on profits for the current period 4,237 2,449 Deferred tax Origination and reversal of timing differences 63 178 Total tax charge 4,300 2,627 Of the charge to current tax in relation to discontinued operations, £22,343 relates to tax on profits and £0 arose on disposal.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

10 Taxation (Continued)

The actual charge for the year can be reconciled to the expected charge for the year based on the profit or loss and the standard rate of tax as follows:

	2023 £'000	2022 £'000
Profit before taxation	13,329	7,518
Expected tax charge based on the average rate of corporate tax across all jurisdictions of 24% (2022: 21%)	3,199	1,548
Expenses not deductible for tax purposes	295	468
State income taxes net of federal benefit	(124)	-
Deferred tax not recognised (utilised)/arising in the year	1,329	(2)
Adjustments in respect of prior years	(34)	13
Remeasurement of deferred tax for changes in tax rates	(46)	(20)
Difference in tax rates	(319)	620
Taxation charge	4,300	2,627

The Group has a deferred tax asset of £21k (2022: £84k) recognised in relation to tax losses and fixed asset timing differences, and a deferred tax asset of £2,761k (2022: £1,604k) not recognised.

UK deferred tax

The UK net deferred tax asset recognised of £21k represents £103k (2022: £590k) of unutilised tax losses and fixed asset timing differences.

The 2022 unrecognised UK deferred tax asset of £17k in respect of unutilised losses of £66k has been utilised in the year and the carry forward unrecognised deferred tax asset balance is nil.

The UK recognised deferred tax assets have been calculated at 25% (2022: 25%) being the rate of corporation tax substantively enacted by the Balance sheet date and the rate at which the asset is expected to unwind at.

US deferred tax

The US is in a cumulative loss position. Whilst taxable income is projected in future years, a conservative approach has been taken and therefore deferred tax has not been recognised on the US losses carried forward until future earnings are achieved.

The US deferred tax asset not recognised of £2,761k (2022: £1,604k) is in respect of £10,562k (2022: £6,136k) of unutilised losses and other timing differences.

The US deferred tax assets have been calculated at 26.14% (2022: 26.14%) being the rate of corporation tax substantively enacted by the Balance sheet date and the rate at which the asset is expected to unwind at.

The unrecognised deferred tax asset has been calculated at 25% (2022:25%) since this is expected to unwind after more than one year.

11 Dividends

	2023	2022
Recognised as distributions to equity holders:	£'000	£'000
Interim dividends fully paid	8,000	10,000

- 25 -

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 26 - 12 Intangible fixed assets Group Software Cost £'000 At 1 January 2023 - Additions 2,820 At 31 December 2023 2,820 Amortisation and impairment At 1 January 2023 - Amortisation charged for the year 255 At 31 December 2023 255 Carrying amount At 31 December 2023 2,565 At 31 December 2022 - 13 Tangible fixed assets Group Plant and equipment Fixtures and fittings Total £'000 £'000 £'000 Cost At 1 January 2023 92 178 270 Additions 8 50 58 At 31 December 2023 100 228 328 Depreciation and impairment At 1 January 2023 21 39 60 Depreciation charged in the year 31 69 100 At 31 December 2023 52 108 160 Carrying amount At 31 December 2023 49 120 169 At 31 December 2022 71 139 210 The company had no tangible fixed assets at 31 December 2023 or 31 December 2022.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 27 - 14 Fixed asset investments Notes Group 2023 £'000 2022 £'000 Company 2023 £'000 2022 £'000 Investments in subsidiaries 15 - - 435 268 Investments in associates 75 75 75 75 75 75 511 344 Movements in fixed asset investments Group Shares in associates £'000 Cost or valuation At 1 January 2023 and 31 December 2023 75 Carrying amount At 31 December 2023 75 At 31 December 2022 75 Movements in fixed asset investments Company Shares in subsidiaries and associates £'000 Cost or valuation At 1 January 2023 344 Additions 167 At 31 December 2023 511 Carrying amount At 31 December 2023 511 At 31 December 2022 344 15 Subsidiaries Details of the company's subsidiaries at 31 December 2023 are on the following page:

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

15 Subsidiaries **(Continued)**

Name of undertaking	Registered office	Nature of business	Class of shares held	% Held Direct	% Held Indirect
Chord Reinsurance Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	71.00	-
Brace Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	71.00	-
Brace UK & Europe Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	65.60	-
Munitus Insurance Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	60.00	-
Alitus Intermediaries Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Intermediary	Ordinary shares	100.00	-
Peterborough Agency Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Introducer of insurance business	Ordinary shares	100.00	-
Horace Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	76.30	-
Satinwood Underwriting Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	60.00	-
Alcor UK Holdings Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Holding company	Ordinary shares	60.00	-
Alcor Underwriting London Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	-	60.00
Alcor Underwriting Bermuda Limited	2nd Floor, Windsor Place, 22 Queen Street, Hamilton, Bermuda HM11	Underwriting	Ordinary shares	-	60.00
Tegron Specialty Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	60.00	-
Beat Services Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Service company	Ordinary shares	100.00	-
Beat Syndicate Services Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Service company	Ordinary shares	100.00	-
Beat CCM One Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Dormant	Ordinary shares	-	100.00
Beat CCM Nine Limtied	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Lloyd's corporate member	Ordinary shares	-	100.00
Beat CCM Eleven Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Dormant	Ordinary shares	-	100.00
Beat Capital Partners Corp	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Holding company	Ordinary shares	100.00	-
Beat Capital Partners Services LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Service company	Ordinary shares	-	96.60
Beat Capital Partners LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Holding company	Ordinary shares	-	96.60
Beat Capital Insurance Services LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Underwriting	Ordinary shares	-	96.60
Magnolia Grove Insurance Services LLC	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Underwriting	Ordinary shares	-	96.60
Marcato Marine Insurance Services	307 West Tremont Ave, Suite 200, Charlotte, NC 28203, United States	Underwriting	Ordinary shares	-	96.60
Brace Insurance Services LLC	212 S. Tyron Street Ste. 1000 Charlotte NC 28281	Underwriting	Ordinary shares	-	68.20
Brace Underwriting Corp LLC	850 New Burton Road Suite 201 Dover DE 19904	Holding company	Ordinary shares	-	68.20
Redriff Agency Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	100.00	-
Convergence Credit Limited	5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom	Underwriting	Ordinary shares	100.00	-

- 28 -

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

16 Debtors

	Group		Company	
	2023	2022	2023	2022
Amounts falling due within one year:	£'000	£'000	£'000	£'000
Amounts owed by group undertakings	-	-	11,295	8,350
Other debtors	519	6,234	29	81
Prepayments and accrued income	31,549	23,378	226	3,166
	32,068	29,612	11,550	11,597
Deferred tax asset (note 18)	21	84	-	136
	32,089	29,696	11,550	11,733

17 Creditors: amounts falling due within one year

	Group		Company	
	2023	2022	2023	2022
	£'000	£'000	£'000	£'000
Trade creditors	1,257	753	196	161
Taxation and social security	1,434	375	-	-
Other creditors	3,993	8,748	146	285
Accruals and deferred income	41,103	38,618	635	368
	47,787	48,494	977	814

18 Deferred taxation

The following are the major deferred tax liabilities and assets recognised by the group and company, and movements thereon:

	Liabilities	Liabilities	Assets	Assets
	2023	2022	2023	2022
Group	£'000	£'000	£'000	£'000
Accelerated capital allowances			21	84

- 29 -

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 30 - 18 Deferred taxation (Continued) Liabilities Liabilities Assets Assets Company 2023 £'000 2022 £'000 2023 £'000 2022 £'000 Tax losses - - - 136 Movements in the year: Group 2023 £'000 Company 2023 £'000 Asset/(liability) as at 1 January 2023 84 136 Charge to profit or loss (63) (136) Asset/(liability) as at 31 December 2023 21 - The deferred tax asset set out above is expected to reverse within 12 months and relates to the utilisation of tax losses against future expected profits of the same period. 19 Deferred income Group Company 2023 £'000 2022 £'000 2023 £'000 2022 £'000 Deferred income - advanced commissions 37,602 34,739 - - 20 Retirement benefit schemes 2023 2022 Defined contribution schemes £'000 £'000 Charge to profit or loss in respect of defined contribution schemes 1,367 999 A defined contribution pension scheme is operated for all qualifying employees. The assets of the scheme are held separately from those of the group in an independently administered fund.

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

21 Share capital

Group and company Ordinary share capital	2023 Number	2022 Number	2023 £	2022 £
Authorised				
Ordinary shares of £1 each	1,380	1,380	1,380	1,380
Ordinary A shares of £0.50 each	100	100	50	50
Ordinary B shares of £1 each	76	76	76	76
Ordinary C1 shares of £1 each	8	8	8	8
Ordinary C2 shares of £1 each	10	10	10	10
Ordinary C3 shares of £1 each	10	10	10	10
Ordinary D shares of £1 each	24	24	24	24
Ordinary E shares of £1 each	102	111	102	111
Ordinary F shares of £1 each	33	54	33	54
Ordinary G shares of £1 each	23	-	23	-
Ordinary H shares of £0.50 each	100	100	50	50
	1,866	1,873	1,766	1,773
Issued and fully paid				
Ordinary shares of £1 each	1,380	1,380	1,380	1,380
Ordinary A shares of £0.50 each	100	100	50	50
Ordinary B shares of £1 each	76	76	76	76
Ordinary C1 shares of £1 each	8	8	8	8
Ordinary C2 shares of £1 each	10	10	10	10
Ordinary C3 shares of £1 each	10	10	10	10
Ordinary D shares of £1 each	24	24	24	24
Ordinary E shares of £1 each	102	111	102	111
Ordinary F shares of £1 each	33	54	33	54
Ordinary G shares of £1 each	23	-	23	-
Ordinary H shares of £0.50 each	100	100	50	50
	1,866	1,873	1,766	1,773

On 3 January 2023 the company issued 23 G shares of £1 each at £1,338 per share resulting in share premium of £31k.

On 24 January 2023 a Director disposed of 25 H shares to another Director and on 15 February 2023 a Director disposed of 75 H shares to an employee of the group.

- 31 -

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

22 Post balance sheet events

On 10 January 2024 Redriff Agency Limited a subsidiary of Beat Capital Partners Limited issued 9,249 Ordinary shares reducing the Groups shareholding to 76%.

On 30 January 2024 Convergence Credit Limited, a subsidiary of Beat Capital Partners Limited issued 9,499 Ordinary and 500 Ordinary A shares reducing the Groups shareholding to 70%.

on 22 February 2024 25 Ordinary shares of Beat Capital Partners LLC were repurchased by the Company increasing it's shareholding to 99%.

On 22 February 2024 9 Ordinary G shares were repurchased by the Company and cancelled.

On the 5 June 2024, Ambac Financial Group, Inc. ("Ambac"), a NYSE listed insurance holding company, has signed a definitive agreement to acquire a 60% controlling stake in the Company. The transaction completed on the 2 August 2024.

Pursuant to the agreement, Ambac has purchased 60% of Beat from existing shareholders, including Bain Capital and Beat's management team. Consistent with Ambac's philosophy of financial alignment of interests with its business partners, Beat's management team and Bain Capital each has retained an equity stake of approximately 20% in Beat.

23 Related party transactions

Beat Capital Partners Limited, is registered in England and Wales at 5th Floor, 6 Bevis Marks, London, EC3A 7BA, United Kingdom. It is the ultimate parent company of the Group of companies as at 31 December 2023 and there is no controlling party over the Company. All transactions between group companies have taken place at arm's length.

Intercompany transactions

	2023	2022
Subsidiary undertaking working capital costs recharged	**£000**	**£000**
Beat Services Limited	244	(2)
VAT collected by subsidiary undertaking on behalf of company		
Beat Syndicate Services Limited	-	6
Beat Services Limited	132	-
Intercompany balances		
Amounts owed from/(to) subsidiary companies		
Beat Services Limited	1,806	2,185
Alitus Intermediaries	-	189
Peterborough Agency Limited	-	139
Beat Capital Partners Corp	9,186	5,833
Convergence Credit Limited	301,889	-

- 32 -

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

23 Related party transactions **(Continued)**

Transactions with Directors

Certain directors of the Company are also directors of other group companies. In all cases, transactions between the Company and other entities within the group are carried out on normal arm's length commercial terms.

J Cavanagh, T Milligan and P Rayner are Lloyd's Names and participate on Syndicate 4242 which the Group underwrite (re)insurance business on behalf of.

J Cavanagh is a non-Executive director of Hampden Capital Plc. They provide services to members of Syndicate 4242. All business is conducted on normal arm's length commercial terms.

T Milligan and P Rayner are de minimis shareholders of Previse, a partner of Peterborough Agency Limited that the Company wholly owns. All business is conducted on normal arm's length commercial terms.

P Rayner is a director of Cadenza Re Limited. They are an associated company of Beat Capital Partners Limited.

B Schnitzer and P Rayner are shareholders in, and B Schnitzer is a director of, Paraline Group Ltd which is a shareholder in the Company.

24 Cash (absorbed by)/generated from group operations

	2023 £'000	2022 £'000
Profit for the year after tax	9,583	4,891
Adjustments for:		
Tax charge	4,300	2,627
Finance costs	245	-
Investment income	(1,695)	3,087
Other comprehensive income	(554)	-
Loss on disposal of business	168	1,888
Amortisation and impairment of intangible assets	255	-
Depreciation and impairment of tangible fixed assets	100	60
Corporation tax paid	(3,263)	(2,943)
Parent company dividends received	(9,568)	(1,258)
Movements in working capital:		
Increase in debtors	(2,112)	(193)
Increase in creditors	709	10,656
Cash (absorbed by)/generated from operations	(1,832)	18,815

- 33 -

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 34 - 25 Discontinued operations As of 31 December 2022 the Group no longer participates on any Lloyd's Syndicate as a corporate member. As a result the Director's have taken the view that it is not necessary to produce insurance accounts. Below is a table that shows how the 2023 statement of financial position and income statement would be presented if we continued to adopt the insurance accounts format. All continuing activities are not insurance related participations and would all be disclosed in other income/other charges. The Group has discontinued operations relating to four areas, transactions relating to Beat CCM Nine Limited (“Beat CCM”), Peterborough Agency Limited (“PAL”), the sale of Corvus Agency Limited (previously Tarian Underwriting Limited – “Tarian”) and Marcato Marine Insurance Services LLC (“Marcato”). Beat CCM was a Lloyd’s corporate member that last participated on Syndicate 4242 on the 2017 YOA that was subject to a Lloyd’s Reinsurance To Close at the 31 December 2022 year end. For 2023 year end, Beat CCM only has administrative expenses charged that are 100% rechargeable to Sompo International under the member level reinsurance contract. This contract will continue until all Fund’s at Lloyd’s is released by Lloyd’s of London. Within the disclosures below there is other income of £37k (2022: £48) and other charges of £15k (2022: £12), with net assets of £121k as at 31 December 2023 (2022: 112k). PAL is in run-off as the revenue did not sufficiently scale since formation in 2019. The PAL Board approved the run-off plan at the 29 August 2023. Within the disclosures below there is Other income of £199k (2022: £10k) and other charges of £111k (2022: £61k), with net liabilities of £44k (2022: £117k). Tarian was a subsidiary of the Company and it was sold on the 31 December 2021. As part of the sale there was deferred revenue relating to subsequent performance of the entity. During 2023, the performance conditions were assessed and these would not be met, so there has been a write-off of the deferred revenue of £154k and other revenue of £13k amounting to £167k (2022: £1.8m write-off). There are no other assets or liabilities relating to this discontinued operation. Marcato is a US based MGA that the Marcato Board decided to discontinued trading in 2023. Within the disclosures below, it has other income of £86k (2022: £0) and other charges of £1,119k (2022: £1,002k) after consolidation adjustments, with net liabilities of £247k as at 31 December 2023 (2022: £1,002k). Disclosure and restatement of the form of the group financial statements In addition to disclosing the discontinued operations of the group, this note also considers the disclosure form of the group financial statements. As of 31 December 2022 the Group no longer participates on any Lloyd's Syndicate as a corporate member. In accordance with section 1165 of the Companies Act 2006 the group is no longer required to produce group accounts for a non-insurer. The Directors have applied The Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 No.410 Schedule 6 Companies Act Group Accounts for the rest of the financial statements. There is no income statement or net asset impact. For comparability, the discontinued insurance format of the consolidated income statement and consolidated balance sheet is shown on the next page. All continuing activities are not insurance related and do not participate on any Lloyd’s Syndicate, these are shown in other income and other charges.

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 35 - (Continued) 25 Discontinued operations Consolidated Income Statement - Group Technical account - general business For the year ended 31 December 2023 2022 £000 £000 Gross premium written - (11) Outward reinsurance premium - 11 Net written premiums 0 0 Change in provision for unearned premiums - - - - Claims paid Gross amount - (1,189) Reinsurers share - 1,189 Change in claims outstanding Gross amount - 3,237 Reinsurers share - (3,237) Change in net provision for claims 0 0 Claims incurred, net of reinsurance - - Net operating expenses - - Balance on technical account - general business - - Consolidated Income Statement - Group Non-technical account - general business 2023 2022 For the year ended 31 December Balance on technical account - general business £000 - £000 - Non technical account - general business (Loss)/Gain on sale of subsidiary (168) (1,888) Other income 46,520 40,434 Other charges (33,017) (30,254) Interest costs (245) - Investment return 1,004 (3,087) Exchange (losses)/gains (765) 2,313 Profit for the financial year before taxation 13,329 7,518 Tax on profit (4,300) 2,627 Profit after taxation 9,029 4,891 Other comprehensive income 554 - Total comprehensive income for the year 9,583 4,891

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 36 - (Continued) 25 Discontinued operations Consolidated Statement of Financial Position 2023 2022 As at 31 December Investments Intangible assets £000 2,565 £000 - Financial investments 177 1,046 Investments 75 75 Tangible fixed assets 169 210 Reinsurers' share of technical provisions 2,986 1,332 Provision for unearned premiums Claims outstanding - - - 2,097 Debtors 0 2,097 Debtors arising out of direct insurance operations - 621 Debtors arising out of reinsurance operations - 1,288 Deferred taxation 21 84 Other debtors 32,068 24,842 Cash and other assets 32,089 26,835 Cash at bank and in hand Other assets Prepayments and accrued income Deferred acquisition costs Other prepayments and accrued income 33,802 - 33,802 - - 40,054 - 40,054 - 764 0 764 Total assets 68,877 71,082 Capital and reserves Called up share capital 2 2 Share premium reserve 1,245 1,223 Retained earnings 16,244 18,515 Equity attributable to equity holders of the company 17,491 19,740 Non-controlling interests 3,600 2,846 Technical provisions 21,091 22,586 Provision for unearned premium Claims outstanding - - - 2,097 Creditors 0 2,097 Creditors arising out of direct insurance operations - 1,296 Creditors arising out of reinsurance operations - 3,490 Other creditors including taxation and social security 44,287 37,736 44,287 42,522 Accruals and deferred income 3,500 3,877 Total liabilities 47,787 48,496 Total equity and liabilities 68,877 71,082

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

26 Summary of significant differences between UK GAAP and US GAAP

The consolidated financial statements of the Group have been prepared in accordance with generally accepted accounting practice in the United Kingdom (UK GAAP), which differ in certain significant respects from generally accepted accounting principles in the United States (US GAAP). A description of the differences and their effects on total comprehensive income and shareholders' equity are set out below:

Description of differences between UK GAAP and US GAAP

a. Profit commission

This adjustment converts revenue from UK GAAP to US GAAP. Under UK GAAP, revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes or duty. Under US GAAP, revenue is recognised when or as performance obligations are satisfied by transferring of the service to the insureds, as the customer. Control either transfers over time or at a point in time, which affects when revenue is recorded. The difference in the timing of revenue recognition results in a £379k increase and £2,914k increase to accrued commissions recorded in turnover on the statement of comprehensive income for years ended 31 December 2023 and 2022 respectively, and a £5,498k increase and £5,119k increase to total shareholders' equity for as of 31 December 2023 and 2022 respectively, and affected the following line items in the financial statements:

	2023	2022
	£'000	£'000
Total comprehensive income: increase		
Turnover	379	2,914
	379	**2,914**
Total Shareholders' equity: increase		
Debtors	5,498	5,119
	5,498	**5,119**

b. Bonus accrual

Under UK GAAP, the Group recognises bonuses once they are determined as the group operates a fully discretionary bonus scheme. Therefore, outside of non-discretionary bonuses, the bonus is recognised in April each year after the year it relates to. Under US GAAP, bonuses are generally accrued throughout the year in the year of performance. Bonuses have been adjusted for the years ended 31 December 2023 and 2022 amounting to a decrease of £1,079k and an increase of £1,260k respectively. The following line items were adjusted for in the financial statements:

	2023	2022
	£'000	£'000
Total comprehensive income: (decrease)/increase		
Administrative expenses	(1,079)	1,260
	(1,079)	**1,260**
Total Shareholders' equity: increase		
Creditors: Amounts falling due within one year	(2,613)	(1,534)
	(2,613)	**(1,534)**

- 37 -

BEAT CAPITAL PARTNERS LIMITED NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED) FOR THE YEAR ENDED 31 DECEMBER 2023 - 38 - 26 Summary of significant differences between UK GAAP and US GAAP (Continued) c. Leases Under UK GAAP, a lessee classifies a lease as either finance or operating. Finance leases are capitalised as assets, with the concurrent recognition of an obligation. Operating leases are treated as annual rental expenses on a straight-line basis taking into consideration rent free periods. The Group only has operating leases and was not required to capitalise lease balances. Under US GAAP, a lessee classifies a lease as either finance or operating. All leases were classified as operating leases under US GAAP. A lease liability and right of use asset are recognised on the balance sheet. The lease liability is measured at the present value of lease payments that are not paid at commencement and discounted using the interest rate implicit in the lease, if that rate can be readily determined, otherwise using the incremental borrowing rate. The right-of-use asset is recognised on the balance sheet and is measured as the initial amount of the lease liability, plus any lease payments and initial direct costs incurred, minus any lease incentives received. Operating leases are typically expensed on a straight-line basis. The difference in the models resulted in a decrease of total comprehensive income of £40k to consolidated shareholder’s equity in both years ended 31 December 2023 and 2022. The following line items in the financial statements were adjusted: d. Income taxes The tax effects of the adjustments described above is calculated as an adjustment to consolidated total comprehensive income and shareholder’s equity. e. Non-controlling interests Non-controlling interests (NCI) is adjusted for each of the above listed significant adjustments. 2023 2022 £'000 £'000 Total comprehensive income: (decrease) Administrative expenses - (40) - (40) Total Shareholders' equity: increase Tangible fixed assets 654 1,120 Creditors : Amounts fall ing due within 1 year (694) (1,160) (40) (40)

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

26 Summary of significant differences between UK GAAP and US GAAP **(Continued)**

Significant adjustments to consolidated total comprehensive income

The significant adjustments to total comprehensive income for the year ended 31 December 2023 and 2022 which would be required if US GAAP had been applied, instead of UK GAAP in the consolidated financial statements are set out below.

	References	2023	2022
		£'000	£'000
Total comprehensive income according to the consolidated statement of comprehensive income prepared under UK GAAP		**9,583**	**4,891**
US GAAP adjustments - increase/(decrease) due to:			
Profit Commission	a	379	2,914
Bonus Accrual	b	(1,079)	1,260
Leases	c	-	(40)
Tax	d	80	(1,028)
		(620)	3,106
Total comprehensive income in accordance with U.S. GAAP		**8,963**	**7,997**
Non-controlling interests - US GAAP adjustments	e	-	-
Profit for the financial year is attributable to:			
- Owners of the parent company		5,083	4,982
- Non-controlling interests		3,880	3,015
		8,963	**7,997**

- 39 -

BEAT CAPITAL PARTNERS LIMITED

NOTES TO THE GROUP FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2023

26 Summary of significant differences between UK GAAP and US GAAP **(Continued)**

Significant adjustments to consolidated group statement of changes in equity

The significant adjustments to shareholders equity for the year ended 31 December 2023 and 2022 which would be required if US GAAP had been applied, instead of UK GAAP in the consolidated financial statements are set out below.

	References	2023	2022
		£'000	£'000
Total shareholders equity according to the consolidated statement of financial position prepared under UK GAAP		**21,091**	**22,587**
US GAAP adjustments- increase/(decrease) due to:			
Profit Commission	a	5,498	5,119
Bonus Accrual	b	(2,613)	(1,534)
Leases	c	(40)	(40)
Income taxes	d	(948)	(1,028)
		1,897	2,516
Shareholders equity in accordance with U.S. GAAP		**22,988**	**25,103**
Non-controlling interests (NCI) - US GAAP adjustments	e	(223)	712
Equity attributable to owners of the parent company		19,611	21,543
Non-controlling interests		3,377	3,560
		22,988	**25,103**

Significant adjustments to consolidated group statement of cash flows

No significant adjustments were required to the consolidated statement of cash flow if US GAAP had been applied instead of UK GAAP, with the exception of interest paid being classified as a financing activity under UK GAAP and as operating activity under US GAAP, amounting to £243k and nil for the years ended 31 December 2023 and 2022 respectively.

- 40 -